UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2011
KID BRANDS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 405-2400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
On November 9, 2011, Kid Brands, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter ended September 30, 2011 (“Q3 2011”), and the authorization by its Board of Directors of a $10.0 million stock repurchase program. Attached hereto as Exhibit 99.1 is a copy of the Release.
In the Release, certain financial measures for each of Q3 2011, the quarter ended September 30, 2010 (“Q3 2010”), the nine-month period ended September 30, 2011 (the “2011 YTD Period”), and the nine-month period ended September 30, 2010 (the “2010 YTD Period”) are presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. In particular, “Adjusted net income” and “Adjusted net income per diluted share” for each of such periods are non-GAAP financial measures.
Adjusted net income is defined as reported net (loss)/income, plus/minus certain items (including reversal of the relevant income tax provision), and the application of an assumed tax rate of 39% on the resulting adjusted pre-tax income.
Non-GAAP adjusted net income and adjusted net income per diluted share for Q3 2011 reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax provision; (ii) $1.4 million of professional fees related to U.S. Customs compliance, related internal investigations at LaJobi, Kids Line and CoCaLo and related shareholder litigations (collectively, “Customs Investigation Costs”), (iii) $0.8 million in transition costs related to the resignation of the Company’s former CEO, including a non-cash charge of $0.4 million related to certain equity vesting acceleration (“CEO Transition Costs”); (iv) a $1.0 million non-cash write-off of deferred financing costs originally incurred in connection with the Company’s previous credit facility (the “Financing Write-Off”); and (v) $0.1 million of anticipated customs duty interest. Non-GAAP adjusted net income and adjusted net income per diluted share for Q3 2010 reflect adjustments to net income, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax provision; (ii) $0.7 million related to the discontinuance of the Company’s sleep positioner product line (“Sleep Positioner Costs”); and (iii) severance costs of approximately $0.3 million in connection with the departure of the former President of CoCaLo (“CoCaLo Severance”).
Non-GAAP adjusted net income and adjusted net income per diluted share for the 2011 YTD Period reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax provision; (ii) $4.5 million of Customs Investigation Costs; (iii) $2.5 million in anticipated customs duties at LaJobi, Kids Line and CoCaLo; (iv) $0.4 million in anticipated customs duty interest; (v) $0.7 million in crib remediation costs at LaJobi; (vi) $0.1 million in fees for a March 2011 amendment to the Company’s previous credit facility; (vii) a $1.1 million accrual with respect to obligations under a lease transferred to the buyer of the Company’s former gift business; (viii) $2.0 million of income resulting from the reduction of the valuation reserve recorded in June 2009 against the note receivable pertaining to the sale of the Company’s former gift business; (ix) $0.8 million of CEO Transition Costs; and (x) the $1.0 million Financing Write-Off. Non-GAAP adjusted net income and adjusted net income per diluted share for the 2010 YTD period reflect adjustments to net income, as reported, to exclude the effect of the income tax provision, $0.7 million in Sleep Positioner Costs, and $0.3 million of CoCaLo Severance, and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income.

In addition, adjusted net income per diluted share for Q3 2011 and the 2011 YTD Period also includes an adjustment to reflect the weighted-average dilutive effect of certain shares underlying in-the-money stock appreciation rights (such shares were excluded from the weighted-average diluted share calculation used to determine net loss per diluted share, as reported for such periods, because the Company was in a net loss position for such periods, and the inclusion of such shares would have been anti-dilutive). In the computation of adjusted net income per diluted share for each of Q3 2011 and the 2011 YTD Period, however, such shares were included.
These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, we believe that the non-GAAP measures presented in this release are useful to investors as they enable the Company and its investors to evaluate and compare our results from operations and cash resources generated from our business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provide an analysis of operating results using the same measures used by our chief operating decision makers to measure our performance. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, the non-GAAP financial measures presented by us in the Release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.
Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release.
The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 99.1	Press Release of Kid Brands, Inc., dated November 9, 2011, announcing, among other things, financial results for the quarter ended September 30, 2011, and the authorization of a $10.0 million stock repurchase program.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb Marc S. Goldfarb
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1
Press Release of Kid Brands, Inc., dated November 9, 2011, announcing, among other things, financial results for the quarter ended September 30, 2011 and the authorization of a $10.0 million stock repurchase program.